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[American HomePatient logo]                                     NEWS RELEASE

                                                                EXHIBIT 99.1


Contact: Joseph F. Furlong          or               Stephen L. Clanton
         President and CEO                           Executive VP & CFO
         (615) 221-8884                              (615) 221-8884
                                                     PRIMARY CONTACT

FOR IMMEDIATE RELEASE

                        ORAL ARGUMENT SCHEDULED ON APPEAL
                              OF CONFIRMATION ORDER
                         FOR AMERICAN HOMEPATIENT, INC.
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BRENTWOOD, TN. (May 24, 2005) - American HomePatient, Inc. (OTC: AHOM.OB) today announced that oral argument before the United States Court of Appeals for the Sixth Circuit has been set for July 20, 2005 on the previously-announced appeal (Case Number 03-6500) by the Company's senior debt holders related to the confirmation order originally issued by the United States Bankruptcy Court for the Middle District of Tennessee and subsequently confirmed by the United States District Court.

American HomePatient, Inc. is one of the nation's largest home health care providers with 274 centers in 35 states. Its product and service offerings include respiratory services, infusion therapy, parenteral and enteral nutrition, and medical equipment for patients in their home. American HomePatient, Inc.'s common stock is currently traded in the over-the-counter market or, on application by broker-dealers, in the NASD's Electronic Bulletin Board under the symbol AHOM or AHOM.OB.

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties regarding the outcome of the bankruptcy appeal process. These risks and uncertainties are in addition to other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. Such factors may include the effect of healthcare regulation and reimbursement, government investigations, the ability to retain management, leverage and liquidity, and the effect of competition. The Company cautions investors that any forward-looking statements made by the Company are not

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necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.


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